Exhibit 99.2

PRESS RELEASE

First Community Bancorp

(NASDAQ: FCBP)

Contact:	Matthew P. Wagner	Lynn M. Hopkins
	President and	Executive Vice President and
	Chief Executive Officer	Chief Financial Officer
	120 Wilshire Boulevard	275 North Brea Boulevard
	Santa Monica, California 90401	Brea, California 92821
Phone:	310-458-1521 x 271	714-674-5330
Fax:	310-451-4555	714-674-5377

FOR IMMEDIATE RELEASE                                                                                     July 23, 2003

FIRST COMMUNITY BANCORP ANNOUNCES 25% INCREASE IN

QUARTERLY DIVIDEND

— $0.1875 per share cash dividend payable on August 29, 2003 to shareholders of record on August 15, 2003 —

Rancho Santa Fe, California . . . First Community Bancorp (Nasdaq: FCBP) announced today that its Board of Directors has declared a quarterly cash dividend of $0.1875 per common share, an increase of 25% over the previous quarterly cash dividend of $0.15 per share.  The cash dividend will be payable on August 29, 2003, to shareholders of record on August 15, 2003.

Earlier today, First Community announced earnings for the quarter and six months ended June 30, 2003.

ABOUT FIRST COMMUNITY BANCORP

First Community Bancorp is a bank holding company with $2.2 billion in assets as of June 30, 2003, having two wholly-owned banking subsidiaries, Pacific Western National Bank and First National Bank.  Through the banks’ 31 full-service community banking branches, First Community provides commercial banking services, including real estate, construction and commercial loans, to small and medium-sized businesses.  Pacific Western has 18 branches throughout Los Angeles, Orange, Riverside and San Bernardino Counties and First National Bank has 13 branches across San Diego County.  On April 17, 2003, First Community announced its acquisition of Verdugo Banking Company, a one-branch bank located in Glendale, California with approximately $179 million in assets as of March 31, 2003.  The acquisition is expected to close in mid-third quarter 2003.  Additional information regarding First Community is available on the Internet at www.firstcommunitybancorp.com.  Information regarding Pacific Western National Bank and First National Bank is also available on the Internet at www.pacificwesternbank.com and www.banksandiego.com, respectively.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve inherent risks and uncertainties. First Community Bancorp cautions readers that a number of important factors could cause actual results to differ materially from those in such forward-looking statements.  All statements other than statements of historical fact are forward-looking statements.  Risks and uncertainties include, but are not limited to: the possibility that personnel changes will not proceed as planned; planned acquisitions and relative cost savings cannot be realized or realized within the expected time frame; revenues are lower than expected; competitive pressure among depository institutions increases significantly; the integration of acquired businesses costs more, takes longer or is less successful than expected; the cost of additional capital is more than expected; changes in the interest rate environment reduces interest margins; general economic conditions, either nationally or in the market area in which First Community does business, are less favorable than expected; legislation or regulatory requirements or changes adversely affect First Community’s business; changes that may occur in the securities markets; and other risks that are described in First Community’s Securities and Exchange Commission filings.  If any of these uncertainties materializes or any of these assumptions proves incorrect, First Community’s results could differ materially from First Community’s expectations as set forth in these statements.  First Community assumes no obligation to update such forward-looking statements.

Investors and security holders are urged to read First Community Bancorp’s annual report on Form 10-K for the year ended December 31, 2002 and other documents filed by the Company with the Securities and Exchange Commission.  The documents filed by First Community with the Commission may be obtained at First Community Bancorp’s website at www.firstcommunitybancorp.com or at the Commission’s website at www.sec.gov.  These documents may also be obtained free of charge from First Community by directing a request to: First Community Bancorp c/o Pacific Western Bank, 275 North Brea Boulevard, Brea, CA 92821.  Attention: Investor Relations. Telephone 714-671-6800.